EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-31226
(To Prospectus dated March 12, 2002)





                           [BROADBAND HOLDRS (SM) LOGO]

                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

         The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                        Primary
                                                          Share         Trading
             Name of Company               Ticker        Amounts        Market
----------------------------------------- --------     ----------      ---------
Agere Systems, Inc. Class A               AGR.A         .312604        NYSE
Agere Systems, Inc. Class B               AGR.B        7.672327        NYSE
Applied Micro Circuits Corporation         AMCC            2           NASDAQ
Broadcom Corporation                       BRCM            2           NASDAQ
Ciena Corporation                          CIEN            2           NASDAQ
Comverse Technology, Inc.                  CMVT            2           NASDAQ
Conexant Systems, Inc.                     CNXT            2           NASDAQ
Copper Mountain Networks, Inc.(1)          CMTN           0.1          NASDAQ
Corning, Inc.                              GLW             9            NYSE
JDS Uniphase Corporation                   JDSU          11.8          NASDAQ
Lucent Technologies, Inc.                   LU            29            NYSE
Motorola, Inc.                             MOT            18            NYSE
Next Level Communications, Inc.            NXTV            1           NASDAQ
Nortel Networks Corporation                 NT            28            NYSE
PMC-Sierra, Inc.                           PMCS            1           NASDAQ
Qualcomm Incorporated                      QCOM            8           NASDAQ
RF Micro Devices, Inc.                     RFMD            2           NASDAQ
Scientific-Atlanta, Inc.                   SFA             2            NYSE
Skyworks Solutions, Inc.                   SWKS          0.702         NASDAQ
Sycamore Networks, Inc.                    SCMR            3           NASDAQ
Tellabs, Inc.                              TLAB            4           NASDAQ
Terayon Communications Systems, Inc.       TERN            2           NASDAQ


           ---------------------

           (1) Copper Mountain Networks, Inc. announced a one-for-ten reverse stock split on its common stock payable to shareholders of record as of July 18, 2002. As of July 22, 2002 the share amount of Copper Mountain Network represented by a round lot of 100 Broadband HOLDRS is 0.1.

           The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2002.